Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 16, 2026, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Greystone Housing Impact Investors LP on Form 10-K for the year ended December 31, 2025. We consent to the incorporation by reference of said reports in the Registration Statements of Greystone Housing Impact Investors LP on Forms S-3 (File No. 333-290895 and File No. 333-282185).

/s/ GRANT THORNTON LLP
Philadelphia, Pennsylvania
March 16, 2026